SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON DC  20549
                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



     Date  of  Report:  July  1,  1998
     ---------------------------------
     (Date  of  earliest  event  reported)


     Bion  Environmental  Technologies,  Inc.
     ---------------------------------------
     (Exact  Name  of  Registrant  as  Specified  in  its  Charter)



   Colorado                                0-19333                  84-1176672
-----------                              ---------                 -----------
  (State  of                              (Commission            (IRS Employer
Incorporation)                          File No.)          Identification No.)



     555  17th  Street,  Suite  3310,  Denver,  Colorado  80202
     ----------------------------------------------------------
     (Address  and  Zip  Code  of  Principal  Executive  Offices)





Registrant's  telephone  number  including  area  code:  (303)  294-0750




ITEM  5.          OTHER  EVENTS.

(A) On July 1, 1998, Bion Environmental Technologies, Inc. (which along with its subsidiaries is referred to as the "Registrant" or the "Company") signed an agreement (hereby referred to as the "Agreement") with Crystal
Springs  Farms,  LLC.  (hereby  referred  to  as  "CSF"), of Wray Colorado, to design, install and operate 18 Bion NMS' swine waste treatment systems. The Agreement anticipates that the systems will be installed at CSF sites located in Yuma County, Colorado over a period of 18 months commencing on the date that CSF receives financing for the project. Although preliminary financing approval has been obtained, it is currently unknown when, if ever, that funding will be made available. The total capacity of all 18 units will be approximately 351,000 hogs. The Agreement calls for the Company to receive various project related fees from CSF totaling $1,755,000. The Company and CSF have also agreed upon an operation and maintenance fee that will be in excess of $200,000 per year once all systems are in operation. Bion will be required to pay royalties to CSF under the terms of the Agreement which are anticipated to be paid from revenues generated by sales of BionSoil'. A copy of the Agreement is attached hereto as Exhibit 10.1.

(B) On July 1, 1998, the Company entered into an agreement with John Finamore, nominee for a business entity to be formed by individuals who are currently principals of CSF (hereinafter called "X"), of Wray Colorado, (the Company and X are collectively the "Parties"). The Agreement calls for the Company to issue to X a warrant to purchase up to one million (1,000,000)
shares of common stock of the Company for $7.00 per share for the period ending June 30, 1999(see attached agreement). Under terms of the Agreement should the Company negotiate any private placement sale of stock at any price, X shall have the opportunity to purchase a number of shares under the warrant up to or equal to the number of shares in the private placement at $7.00 per share. Should X elect not to purchase any of the shares under this section, the warrant shall be reduced by the number of private placement shares. The Agreement also provides: the Company and X have set forth a sales repre-sentation agreement; and an agreement that X (or any affiliates thereto) agrees to use the Bion NMS waste treatment technology for any animal raising facility or other similar projects where the technology is an appropriate solution to waste and wastewater handling issues. A copy of the Agreement is attached hereto as Exhibit 10.2

(C) During the period from March 1, 1998 up to and continuing through June 30, 1998 the Company has been involved in the structuring and execution of an initial BionSoil test market program. This test market has included both bagged and bulk whole-sale BionSoil sales. While the Company is planning to continue the study, management is pleased with preliminary results, which are consistent with management projections. The Company realized an average of $83.40 per cubic yard for bagged BionSoil and $22.06 per cubic yard for BionSoil sold in bulk during the 4 month test period, for an average overall price of $39.37 per cubic yard. The Company has not as of yet commenced any commercial marketing programs and has no agreements with any large retail outlets. All test marketing has been through various nurseries and independent lawn and garden care outlets in western New York.

ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit 10.1: Agreement between Bion Technologies, Inc. and Crystal Springs Farms, LLC. dated July 1, 1998.

Exhibit 10.2: Agreement between Bion Environmental Technologies Inc. and John Finamore dated July 1, 1998.




     SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     BION  ENVIRONMENTAL  TECHNOLOGIES,  INC.



Date:  July  15,  1998                      By:  /s/  Duane  Stutzman
                                              -----------------------
                                 Duane  Stutzman,
                                 Chief  Financial  Officer

     INDEX  TO  EXHIBITS


Financial  Statements  and  Exhibits.
-------------------------------------

Exhibit 10.1 Agreement between Bion Technologies, Inc. and Crystal Springs Farms, LLC. dated July 1, 1998.

Exhibit  10.2     Agreement between Bion Environmental Technologies   Inc. and
John  Finamore  dated  July  1,  1998.


Bion  Technologies,  Inc.
-------------------------